UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2012 (September 26, 2012)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton, Suite 1200 Ft. Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On September 26, 2012, Range Resources Corporation (“Range”) issued a press release announcing that a subsidiary had signed a 15-year agreement with Sunoco Logistics Partners, L.P. (“Sunoco”) to become an anchor shipper on the Mariner East Project, subject to final approval of FERC. As the anchor shipper, Range would have firm transportation of 40,000 barrels per day of ethane/propane mix and have access to propane storage at the facility.

Range Resources Corporation also announced the execution by a subsidiary of a 15-year ethane sales agreement with INEOS Europe AG for delivery at Sunoco’s Marcus Hook dock facilities near Philadelphia, which is also effective upon final FERC approval of the Mariner East project. Sales volumes will start at 10,000 barrels per day in the first half of 2015 and increase over time to 20,000 barrels per day. A copy of this press release is being furnished as an exhibit to this report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits:

99.1     Press Release dated September 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ Roger S. Manny
Roger S. Manny
Chief Financial Officer

Date: September 27, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated September 26, 2012

4